UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

BRE Properties, Inc.

(Exact name of Registrant as Specified in its Charter)

Maryland	001-14306	94-1722214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of Principal Executive Offices)

(415) 445-6530

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 8.01 Other Events.

On September 15, 2010, BRE Properties, Inc. (the “Company”) announced the offering of a new series of senior unsecured notes in an underwritten public offering. The aggregate principal amount and coupon rate of the notes will be determined at the time the notes are sold to investors. The offering will be made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on November 8, 2007.

On September 15, 2010, the Company also announced that it commenced a cash tender offer to purchase any and all of its outstanding 4.125% Convertible Senior Notes due 2026. The tender offer is being made pursuant to an Offer to Purchase dated September 15, 2010 and a related Letter of Transmittal, which together more fully set forth the terms and conditions of the tender offer.

The tender offer will expire at midnight, New York City time, on October 13, 2010, unless extended or earlier terminated.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing the notes offering and the tender offer.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of BRE Properties, Inc. dated September 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 15, 2010	BRE Properties, Inc.

	By:	/S/ KERRY FANWICK
	Name:	Kerry Fanwick
	Its:	Executive Vice President and General Counsel